Exhibit 32.1

CERTIFICATION

I, Patrick H. Gaines, President and Chief Executive Officer of LML Payment Systems Inc. (the "Corporation") and I, Richard R. Schulz, Controller and Chief Accounting Officer of the Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) The Quarterly Report on Form 10Q of the Corporation for the three month fiscal period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Patrick H. Gaines Patrick H. Gaines Chief Executive Officer August 9, 2004	/s/ Richard R. Schulz Richard R. Schulz Chief Accounting Officer August 9, 2004

A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.